                                                                   Exhibit 23.5


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement (Form S-4
No. 333-110893) and related Prospectus of Leucadia National Corporation for the registration of $25,000,000 of its 7% Senior Notes due 2013, of our report, dated March 11, 2003, with respect to the consolidated financial statements of The FINOVA Group Inc. for the year ended December 31, 2002, included in the Leucadia National Corporation 2002 Form 10-K/A, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP



Phoenix, Arizona
December 17, 2003